Exhibit 99.2

FOR IMMEDIATE RELEASE
July 26, 2012

Contacts:     Melanie J. Dressel, President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein, Senior Vice President
and Acting Chief Financial Officer
(253) 593-8304

Columbia Banking System Increases Regular Cash Dividend;
Declares Special Cash Dividend

TACOMA, Washington--- Columbia Banking System, Inc. (NASDAQ: COLB) announced that a quarterly cash dividend of $0.09 per common share will be paid on August 22, 2012 to shareholders of record as of the close of business on August 8, 2012. This is a 13% increase from $0.08 per share paid in the prior three quarters.

In addition, the Board of Directors declared a special cash dividend of $0.21 per common share, which will also be paid on August 22, 2012 to shareholders of record as of the close of business on August 8, 2012.

Melanie Dressel, President and Chief Executive Officer noted, “Our ongoing commitment is to actively manage our capital position. In light of our strong capital levels and second quarter earnings, we are pleased to pay a special cash dividend. Along with our regular dividend, this constitutes a full payout of earnings for the quarter.”

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the sixth consecutive year, the bank was named in 2012 as on of Puget Sound Business Journal's "Washington's Best Workplaces."
Columbia Banking System has 102 banking offices, including 77 branches in Washington State and 25 branches in Oregon. Columbia Bank does business under the Bank of Astoria name in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook in Oregon. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia's style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia's filings with the Securities and Exchange Commission, available at the SEC's website at www.sec.gov and the Company's website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

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